UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2024

Clearside Biomedical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37783	45-2437375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway Suite 200
Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 678 270-3631

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, the Board of Directors (the “Board”) of Clearside Biomedical, Inc. (the “Company”) appointed Anthony S. Gibney to serve as a director of the Company. Mr. Gibney will serve as a Class III director whose term will expire at the 2025 annual meeting of stockholders. There is no arrangement or understanding between Mr. Gibney and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Gibney and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Mr. Gibney requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Mr. Gibney is set forth below.

Anthony S. Gibney, age 53, most recently served as the Executive Vice President, Chief Business & Strategy Officer of IVERIC bio, Inc. from December 2021 until the acquisition of IVERIC bio, Inc. by Astellas Pharma Inc. in July 2023. Prior to that, Mr. Gibney served as Chief Financial Officer and Chief Business Officer at Fog Pharmaceuticals, Inc., where he oversaw its business development, strategy and finance functions, from May 2020 to December 2021, and as Executive Vice President and Chief Business Officer at Achillion Pharmaceuticals, Inc. from August 2018 until its sale to Alexion Pharmaceuticals, Inc. in May 2020. Before Achillion, Mr. Gibney was a Managing Director and co-head of the Biotechnology Investment Banking team at Leerink Partners LLC, and Managing Director of Merrill Lynch’s Healthcare Group. Mr. Gibney has served on the board of directors of LAPIX Therapeutics, Inc. since January 2024 and on the board of directors of InflaRx N.V., where he previously served on the board of directors from February 2018 to June 2019, since May 2021. Mr. Gibney received a B.A. in Economics and a B.A. in History from Yale University.

In accordance with the Company’s compensation policy for non-employee directors, upon his commencement of service as a director, Mr. Gibney will be granted an option to purchase 45,000 shares of the Company’s common stock with an exercise price per share equal to the closing price of the Company’s common stock on the date of grant. This option will vest and become exercisable in 36 equal monthly installments subject to Mr. Gibney’s continuous service through such vesting dates. Additionally, Mr. Gibney will be entitled to receive a $40,000 annual retainer for his service as director. At each annual stockholder meeting following which Mr. Gibney’s term as a director continues, Mr. Gibney will be entitled to receive an additional stock option to purchase 30,000 shares of the Company’s common stock, which option will vest in full and become exercisable on the earlier of the date immediately prior to the next annual stockholder meeting or 12 months following the date of grant. Mr. Gibney has also entered into the Company’s standard form of indemnification agreement.

Item 7.01 Regulation FD Disclosure.

On April 15, 2024, the Company issued a press release announcing the appointment of Mr. Gibney to the Board. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated April 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2024	CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
	Name:	Charles A. Deignan
	Title:	Chief Financial Officer